<PAGE 1>
Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of January 1995
Distribution Date of February 15, 1995

Original Pool Amount                   $280,021,471.35

Beginning Pool Balance                 $206,379,528.78
Beginning Pool Factor                        0.7370132

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $7,179,573.07
  Interest Collected                     $1,562,450.03

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries           $98,943.32
Total Additional Deposits                   $98,943.32

Repos/Chargeoffs                           $278,730.90
Aggregate Number of Notes Charged Off               12

Total Available Funds                    $8,840,966.42

Ending Pool Balance                    $198,921,224.81
Ending Pool Factor                           0.7103785

Servicing Fee                              $171,982.94

Repayment of Servicer Advances                   $0.00

Reserve Account:
  Beginning Balance                     $13,472,298.00
  Target Percentage                              6.50%
  Target Balance                        $12,929,879.61
  Minimum Balance                        $5,600,429.43
  (Release)/Deposit                       $(542,418.39)
  Ending Balance                        $12,929,879.61

                                              Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                            1,145,445.03        907
    31-60 days                              118,714.13        119
    60+ days                                 30,288.03         24

    Total                                 1,294,447.19        912

  Balances:
    60+ days                                659,235.38         24

Memo Item - Reserve Account

  Prior Month                           $13,414,669.37
  Invest. Income                             57,628.63
    Beginning Balance                   $13,472,298.00

<PAGE 2>
Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of January 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $280,021,471.35     $89,606,000.00    $180,614,000.00      $9,801,471.35
 Distribution Percentages                                            100.00%             95.50%              4.50%
 Turbo Percentages                                                   100.00%              0.00%              0.00%
 Coupon                                                               4.531%             5.930%             6.260%

Beginning Pool Balance                    $206,379,528.78
Ending Pool Balance                       $198,921,224.81

Collected Principal                         $7,278,516.39
Collected Interest                          $1,562,450.03
Charge-Offs                                   $278,730.90
Servicing                                     $171,982.94

  Total Collections Available
    for Debt Service                        $8,668,983.48

Beginning Balance                         $201,280,903.72     $10,865,432.37    $180,614,000.00      $9,801,471.35

Interest Due                                  $984,691.25         $41,026.06        $892,534.18         $51,131.01
Interest Paid                                 $984,691.25         $41,026.06        $892,534.18         $51,131.01
Principal Due                               $7,557,247.29      $7,557,247.29              $0.00              $0.00
Principal Paid                              $7,557,247.29      $7,557,247.29              $0.00              $0.00
Turbo Principal                               $127,044.94        $127,044.94              $0.00              $0.00

Ending Balance                            $193,596,611.49      $3,181,140.14    $180,614,000.00      $9,801,471.35
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.0355014189       1.0000000000       1.0000000000

Total Distributions                         $8,668,983.48      $7,725,318.29        $892,534.18         $51,131.01

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                                    $0.00

Beginning Reserve Account Balance          $13,472,298.00
(Release)/Draw                               $(542,418.39)
Ending Reserve Account Balance             $12,929,879.61

Memo Item - Advances:
 Servicer Advances - Current Month            $103,369.04
 Total Outstanding Servicer Advances        $2,371,500.18

<PAGE 3>
Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of January 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Sep 1994          Oct 1994          Nov 1994          Dec 1994          Jan 1995
Beg. Pool Balance        $238,454,550.53   $230,731,855.08   $223,171,137.90   $216,695,290.23   $206,379,528.78

A) Loss Trigger:
Principal of Contracts
  Charged off                $252,895.29       $210,760.46        $41,169.01       $132,632.92       $278,730.90
Recoveries                   $265,226.99       $140,673.85       $262,250.32       $188,694.22        $98,943.32


Total Charged off
  (Months 5,4,3)             $504,824.76
Total Recoveries
  (Months 3,2,1)              549,887.86
Net Loss/(Recoveries)
  for 3 Mos.                 $(45,063.10)(a)

Total Balance
  (Months 5,4,3)         $692,357,543.51(b)

Loss Ratio [(a/b)(12)]         (0.0781)%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                     $353,667.13       $566,740.87       $659,235.38
  As % of Beginning
    Pool Balance                                                    0.15847%          0.26154%          0.31943%
  Three Month Average                                               0.20171%          0.16338%          0.24648%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer